                                                                    EXHIBIT 99.1


(CAMBREX LOGO)


Date:       July 22, 2004
Contact:    Luke M. Beshar                      Anne-Marie Hess
            Executive Vice President & CFO      Director, Investor Relations
            Phone: 201-804-3010                 201-804-3062
Email:      luke.beshar@cambrex.com             annemarie.hess@cambrex.com
Release:    Immediate

                  CAMBREX ANNOUNCES SECOND QUARTER 2004 RESULTS

SECOND QUARTER 2004 HIGHLIGHTS

- Cambrex reports second quarter 2004 net income from continuing operations of $6.1 million or $0.23 diluted earnings per share versus $7.5 million or $0.29 diluted earnings per share in the second quarter 2003.

- Second quarter 2004 gross sales increased approximately 5.7% due to the strength of the Bioproducts and Biopharma segments.

      - Bioproducts second quarter 2004 sales increased approximately 14% compared to the second quarter 2003 and reported its highest gross margin level in two years.

      - Biopharma second quarter 2004 sales increased 27% compared to the second quarter 2003, and 23% compared to the first quarter 2004.

EAST RUTHERFORD, NJ - JULY 22, 2004 - Cambrex Corporation (NYSE: CBM) today reported second quarter 2004 income from continuing operations of $6.1 million or $0.23 diluted earnings per share. Income from continuing operations in the second quarter 2003 was $7.5 million, or $0.29 diluted earnings per share.

Worldwide sales from continuing operations for the second quarter 2004 grew 5.7% to $109.0 million from $103.1 million in the second quarter 2003 reflecting increased sales in the Bioproducts and Biopharma segments partially offset by lower sales in the Human Health segment. Second quarter 2004 sales from continuing operations were favorably impacted by 3.1% due to foreign currency versus the second quarter 2003.

"We are very pleased with the growth in the Bioproducts and Biopharma segments which is the result of our new product introductions and the continued investment in sales and marketing," commented James A. Mack, Chairman, President, and CEO. "The Bioproducts segment had an outstanding quarter with double-digit sales growth in most product categories and an exceptional



Cambrex Corporation One Meadowlands Plaza East Rutherford, NJ 07073 Phone 201.804.3000 Fax 201.804.9852 www.cambrex.com

(CAMBREX LOGO)


gross margin of 55%. Progress is continuing towards our 2004 Biopharma sales target with two thirds under contract and the last third identified and expected to close."

Gross margins from continuing operations for the second quarter 2004 declined slightly to 38.6% from 39.0% in the second quarter 2003 due to lower margins in the Human Health and Biopharma segments partially offset by higher margins in the Bioproducts segment. Foreign currency did not impact second quarter 2004 gross margin percentage but increased gross profit by $1.2 million.

The second quarter 2004 tax rate of 39% was unusually high versus the 28% tax rate in the second quarter of 2003 due to a shift in the geographic mix of income and the Company no longer recognizing the tax benefit from domestic operating losses. The higher rate negatively impacted diluted earnings per share by $0.03 when compared to the forecasted full year tax rate of approximately 32%. See discussion below regarding effective tax rate guidance for the full-year 2004.

The Company increased debt, net of cash-on-hand, by $14.5 million during the quarter as $2.9 million cash was used in operations and $10.9 was used for capital expenditures. The cash used in operations resulted principally from the timing of foreign tax payments and working capital requirements.

 As previously reported on November 10, 2003, the Company closed on the sale of its Rutherford Chemicals business. This business has been treated as a discontinued operation for all periods presented. All amounts in the attached financial statements and tables are for continuing operations unless otherwise indicated.

HUMAN HEALTH

The Human Health segment consists of small molecule Active Pharmaceutical Ingredients (APIs), Advanced Intermediates, Imaging Chemicals, and Fine Custom Chemicals derived from organic chemistry. Human Health sales in the second quarter 2004 decreased 1.0% to $64.0 million, including 3.7% favorable impact due to foreign currency, from $64.6 million in the second quarter 2003. Gross sales of pharmaceutical advanced intermediates decreased, partially offset by increased sales of generic and branded APIs and Imaging Chemicals categories. The decreased sales for the quarter reflect lower shipments of certain intermediates used in the manufacture of allergy and central nervous system APIs.



Cambrex Corporation One Meadowlands Plaza East Rutherford, NJ 07073 Phone 201.804.3000 Fax 201.804.9852 www.cambrex.com

(CAMBREX LOGO)


Second quarter 2004 gross margin declined to 34.9% from 37.0% in the second quarter 2003 primarily due to lower pricing and the negative impact of foreign exchange partially offset by favorable product mix. Foreign currency negatively impacted gross margin by 0.8 percentage points in the second quarter 2004.

BIOPRODUCTS

The Bioproducts segment includes Cells and Media, Endotoxin Detection and Electrophoresis, Chromatography & Other product categories. Bioproducts sales in the second quarter 2004 increased 13.7% to $33.7 million, including a 2.7% favorable impact from foreign currency, from $29.6 million in the second quarter 2003. The increased sales for the quarter reflect higher sales in most product categories due to stronger demand, higher pricing, and new products.

Second quarter 2004 gross margin increased to 55.2% from 51.2% in the second quarter 2003 primarily due to favorable volume and pricing, lower bad debt reserves and currency impact. Foreign currency favorably impacted gross margin by 1.4 percentage points in the second quarter 2004.

BIOPHARMA

The Biopharma segment consists of the Company's contract biopharmaceutical process development and manufacturing business. Biopharma sales in the second quarter 2004 increased 27.2% to $11.2 million from $8.8 million in the second quarter 2003 reflecting higher suite utilization. Second quarter 2004 gross margin declined to 10.0% from 12.6% in the second quarter 2003 due to higher production costs, lower pricing, and adverse mix of revenues. Foreign currency had no impact on Biopharma sales or gross margin in the second quarter 2004.



Cambrex Corporation One Meadowlands Plaza East Rutherford, NJ 07073 Phone 201.804.3000 Fax 201.804.9852 www.cambrex.com

(CAMBREX LOGO)


SECOND QUARTER 2004 OPERATING AND INTEREST EXPENSES FOR CONTINUING OPERATIONS

Second quarter 2004 marketing, sales, administrative and amortization expenses increased to $24.7 million (22.7% of sales) from $23.0 million (22.3% of sales) in the second quarter 2003, primarily due to increased sales and marketing spending and approximately $0.4 million impact from foreign currency.

Second quarter 2004 research and development expenses increased to $4.7 million (4.3% of sales) from $4.4 million (4.3% of sales) in the second quarter 2003 primarily due to increases in spending and approximately $0.1 million impact from foreign currency.

Second quarter 2004 net interest expense remained flat at $2.7 million compared to the second quarter 2003. The average interest rate increased to 5.6% in the second quarter 2004 from 4.2% in the second quarter 2003 but was offset by lower outstanding borrowings.

GUIDANCE

The Company expects full year 2004 diluted earnings per share for continuing operations to be in the range of $1.10 to $1.20. The Company continues to target sales growth of 5-10% in the Human Health segment, 10-15% in the Bioproducts segment, and 20-30% in the Biopharma segment. Based on the anticipated timing of Biopharma and Human Health custom development revenues, the Company currently expects the fourth quarter to generate an uncharacteristically higher proportion of the year's earnings.

For the year 2004, capital expenditures, depreciation and amortization for continuing operations are expected to be approximately $48.0 million, $40.0 million, and $1.9 million respectively. The Company expects the full year 2004 effective tax rate to be approximately 32%; however, the full year and quarterly effective tax rates will continue to be highly sensitive to changes in the geographic mix of income.

CONFERENCE CALL AND WEBCAST

The Conference Call to discuss second quarter 2004 earnings will begin at 8:30 a.m. Eastern Time on Friday, July 23, 2004 and last approximately 45 minutes. Those wishing to participate should call 1-888-634-4003 for Domestic, and +1-706-634-6653 for International. Please use the



Cambrex Corporation One Meadowlands Plaza East Rutherford, NJ 07073 Phone 201.804.3000 Fax 201.804.9852 www.cambrex.com

(CAMBREX LOGO)


conference ID 8192882 and call approximately 10 minutes before the start time. The Conference Call will also be webcast in the Investor Relations section of the Cambrex website located at www.cambrex.com. The webcast will be available for approximately thirty (30) days following the call.

A replay of the Conference Call will be available approximately two hours after the completion of the call through the end of business day, Friday, July 30, 2004 by calling 1-800-642-1687 for Domestic, and +1-706-645-9291 for
International. Please use the conference ID 8192882 to access the replay.

FORWARD LOOKING STATEMENTS

      This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and Rule 3B-6 under The Exchange Act, including, without limitation, statements regarding expected performance, especially expectations with respect to sales, research and development expenditures, earnings per share, capital expenditures, acquisitions, divestitures, collaborations, or other expansion opportunities. These statements may be identified by the fact that words such as "expects", "anticipates", "intends", "estimates", "believes" or similar expressions are used in connection with any discussion of future financial and operating performance. The forward-looking statements contained herein are based on current plans and expectations and involve risks and uncertainties that could cause actual outcomes and results to differ materially from current expectations including but not limited to, global economic trends, pharmaceutical outsourcing trends, competitive pricing or product developments, government legislation and/or regulations (particularly environmental issues), tax rate, technology, manufacturing and legal issues, unfavorable results shipments, changes in foreign exchange rates, performance of minority investments, un-collectable receivables, loss on disposition of assets, cancellation or delays in renewal of contracts, and lack of suitable raw materials or packaging materials. For further details and a discussion of these and other risks and uncertainties, investors are cautioned to review the Cambrex Annual Report on Form 10-K, including the Forward-Looking Statement section therein, and other filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.



Cambrex Corporation One Meadowlands Plaza East Rutherford, NJ 07073 Phone 201.804.3000 Fax 201.804.9852 www.cambrex.com

(CAMBREX LOGO)


                               CAMBREX CORPORATION
                                Financial Summary
                      Quarters Ended June 30, 2004 and 2003
                    (in thousands, except earnings per share)

                                                     2004              2003
                                                  ----------        ----------
Gross Sales ..............................        $  108,951        $  103,116
Operating Profit .........................        $   12,676        $   12,824
Income Before Tax ........................        $    9,967        $   10,435
Income From Continuing Operations ........        $    6,110        $    7,512
Income From Discontinued Operations ......        $       --        $      539
Net Income ...............................        $    6,110        $    8,051

Earnings per share data (basic):
   Income From Continuing Operations .....        $     0.23        $     0.29
   Income From Discontinued Operations ...        $       --        $     0.02
                                                  ----------        ----------
   Net Income ............................        $     0.23        $     0.31
   Average Shares Outstanding ............            26,112            25,732

Earnings per share data (diluted):
   Income From Continuing Operations .....        $     0.23        $     0.29
   Income From Discontinued Operations ...        $       --        $     0.02
                                                  ----------        ----------
   Net Income ............................        $     0.23        $     0.31
   Average Shares Outstanding ............            26,383            25,973


                     Six Months Ended June 30, 2004 and 2003
                    (in thousands, except earnings per share)

                                                     2004               2003
                                                  ----------        ----------
Gross Sales ..............................        $  222,543         $  208,347
Operating Profit .........................        $   27,496         $   17,531
Income Before Tax ........................        $   21,731         $   12,608
Income From Continuing Operations ........        $   14,308         $    9,076
(Loss)/Income From Discontinued Operations        $     (742)        $    1,334
Net Income ...............................        $   13,566         $   10,410

Earnings per share data (basic):

   Income From Continuing Operations .....        $     0.55         $     0.35
   (Loss)/Income From Discontinued
      Operations..........................        $    (0.03)        $     0.05
                                                  ----------        ----------
   Net Income ............................        $     0.52         $     0.40
   Average Shares Outstanding ............            26,057             25,792

Earnings per share data (diluted):
   Income From Continuing Operations .....        $     0.54         $     0.35
   (Loss)/Income From Discontinued
      Operations..........................        $    (0.03)        $     0.05
                                                  ----------        ----------
   Net Income ............................        $     0.51         $     0.40
   Average Shares Outstanding ............            26,405             26,092

Note: All amounts in these financial statements and tables are for continuing operations unless otherwise indicated.



Cambrex Corporation One Meadowlands Plaza East Rutherford, NJ 07073 Phone 201.804.3000 Fax 201.804.9852 www.cambrex.com

(CAMBREX LOGO)


                               CAMBREX CORPORATION
                      Gross Sales & Gross Profit by Segment
                      Quarters Ended June 30, 2004 and 2003
                                 (in thousands)


                       Second Quarter 2004                 Second Quarter 2003
                 -------------------------------     -------------------------------
                  Gross        Gross                  Gross        Gross
                  Sales        Profit       GP%       Sales        Profit       GP%
                 --------     --------     -----     --------     --------     -----
Human Health     $ 63,995     $ 22,349     34.9%     $ 64,628     $ 23,917     37.0%

Bioproducts        33,711       18,602     55.2%       29,648       15,175     51.2%

Biopharma          11,245        1,129     10.0%        8,840        1,117     12.6%

                 --------     --------               --------     --------
Total            $108,951     $ 42,080     38.6%     $103,116     $ 40,209     39.0%
                 ========     ========               ========     ========


                                  Gross Sales Comparison
                    ------------------------------------------------
                      2004         2003
                     Gross        Gross        Change        Change
                     Sales        Sales          $              %
                    --------     --------     --------      --------
Human Health        $ 63,995     $ 64,628     $   (633)         -1.0%

Bioproducts           33,711       29,648        4,063          13.7%

Biopharma             11,245        8,840        2,405          27.2%
                    --------     --------     --------      --------
Total               $108,951     $103,116     $  5,835           5.7%
                    --------     --------     --------      --------




Cambrex Corporation One Meadowlands Plaza East Rutherford, NJ 07073 Phone 201.804.3000 Fax 201.804.9852 www.cambrex.com

(CAMBREX LOGO)


                               CAMBREX CORPORATION
                      Gross Sales & Gross Profit by Segment
                     Six Months Ended June 30, 2004 and 2003
                                 (in thousands)


                         Six Months 2004                     Six Months 2003
                 -------------------------------     -------------------------------
                  Gross        Gross                  Gross        Gross
                  Sales        Profit       GP%       Sales        Profit       GP%
                 --------     --------     -----     --------     --------     -----
Human Health     $133,947     $ 48,388     36.1%     $125,754     $ 47,554     37.8%

Bioproducts        68,232       36,584     53.6%       59,776       30,588     51.2%

Biopharma          20,364        2,266     11.1%       22,817        7,321     32.1%
                 --------     --------               --------     --------
Total            $222,543     $ 87,238     39.2%     $208,347     $ 85,463     41.0%
                 ========     ========               ========     ========

                             Gross Sales Comparison
                 -----------------------------------------------
                  2004         2003
                  Gross        Gross        Change       Change
                  Sales        Sales          $             %
                 --------     --------     --------     --------
Human Health     $133,947     $125,754     $  8,193         6.5%

Bioproducts        68,232       59,776        8,456        14.1%

Biopharma          20,364       22,817       (2,453)      -10.8%
                 --------     --------     --------       -----
Total            $222,543     $208,347     $ 14,196         6.8%
                 ========     ========     ========       =====



Cambrex Corporation One Meadowlands Plaza East Rutherford, NJ 07073 Phone 201.804.3000 Fax 201.804.9852 www.cambrex.com

(CAMBREX LOGO)


                               CAMBREX CORPORATION
                          Statement of Profit and Loss
                  For the Quarters Ended June 30, 2004 and 2003
                                 (in thousands)


                                                    2004                       2003
                                           ----------------------     ----------------------
                                                           % of                       % of
                                             Amount        Sales        Amount        Sales
                                           ----------     -------     ----------     -------
Gross Sales                                $  108,951      100.0%     $  103,116      100.0%
   Commissions and Allowances                     699        0.6%          1,067        1.0%
                                           ----------                 ----------
Net Sales                                     108,252       99.4%        102,049       99.0%

   Other Revenues                               1,797        1.6%          2,120        2.0%
                                           ----------                 ----------
Net Revenue                                   110,049      101.0%        104,169      101.0%

   Cost of Sales                               67,969       62.4%         63,960       62.0%
                                           ----------                 ----------
Gross Profit                                   42,080       38.6%         40,209       39.0%

Operating Expenses
   Marketing/Sales Expenses                     7,951        7.3%          6,548        6.4%
   Research & Development Expenses              4,665        4.3%          4,422        4.3%
   Administrative Expenses                     16,338       15.0%         16,062       15.6%
   Amortization                                   450        0.4%            353        0.3%
                                           ----------                 ----------
Total Operating Expenses                       29,404       27.0%         27,385       26.6%
                                           ----------                 ----------
Operating Profit                               12,676       11.6%         12,824       12.4%

Other Expenses
   Interest - Other                             2,688        2.5%          2,702        2.6%
   Other Expenses, net                             21        0.0%           (313)      -0.3%
                                           ----------                 ----------
Total Other Expenses                            2,709        2.5%          2,389        2.3%
                                           ----------                 ----------
Income Before Taxes                             9,967        9.1%         10,435       10.1%

   Provision for Income Taxes                   3,857        3.5%          2,923        2.8%
                                           ----------                 ----------
Income from Continuing Operations          $    6,110        5.6%     $    7,512        7.3%

DISCONTINUED OPERATIONS

Income From Discontinued Operations                --                        445

Income Tax Benefit                                 --                        (94)
                                           ----------                 ----------
Income From Discontinued Operations                --                        539
                                           ----------                 ----------
Net Income                                 $    6,110                 $    8,051
                                           ==========                 ==========

Basic Earnings per Share
   Income From Continuing Operations       $     0.23                 $     0.29
   Income From Discontinued Operations     $      --                  $     0.02
                                           ----------                 ----------
   Net Income                              $     0.23                 $     0.31

Diluted Earnings per Share
   Income From Continuing Operations       $     0.23                 $     0.29
   Income From Discontinued Operations     $      --                  $     0.02
                                           ----------                 ----------
   Net Income                              $     0.23                 $     0.31



Cambrex Corporation One Meadowlands Plaza East Rutherford, NJ 07073 Phone 201.804.3000 Fax 201.804.9852 www.cambrex.com

(CAMBREX LOGO)


                               CAMBREX CORPORATION
                          Statement of Profit and Loss
                 For the Six Months Ended June 30, 2004 and 2003
                                 (in thousands)

                                                            2004                        2003
                                                  -----------------------     -----------------------
                                                                   % of                        % of
                                                    Amount         Sales        Amount         Sales
                                                  ----------      -------     ----------      -------
Gross Sales                                       $  222,543       100.0%     $  208,347       100.0%
  Commissions and Allowances                           1,658         0.7%          2,200         1.1%
                                                  ----------                  ----------
Net Sales                                            220,885        99.3%        206,147        98.9%

   Other Revenues                                      4,839         2.1%          5,008         2.4%
                                                  ----------                  ----------
Net Revenue                                          225,724       101.4%        211,155       101.3%

   Cost of Sales                                     138,486        62.2%        125,692        60.3%
                                                  ----------                  ----------

Gross Profit                                          87,238        39.2%         85,463        41.0%

Operating Expenses
   Marketing/Sales Expenses                           15,858         7.1%         12,904         6.2%
   Research & Development Expenses                     9,387         4.2%          8,515         4.1%
   Administrative Expenses                            35,438        15.9%         34,427        16.5%
   Legal Settlement                                       --         0.0%         11,342         5.4%
   Other, net                                         (1,863)       -0.8%             --         0.0%
   Amortization                                          922         0.4%            744         0.4%
                                                  ----------                  ----------
Total Operating Expenses                              59,742        26.8%         67,932        32.6%
                                                  ----------                  ----------

Operating Profit                                      27,496        12.4%         17,531         8.4%
Other Expenses
   Interest - Other                                    5,617         2.6%          5,050         2.4%
   Other Expenses, net                                   148         0.1%           (127)       -0.1%
                                                  ----------                  ----------
Total Other Expenses                                   5,765         2.7%          4,923         2.3%
                                                  ----------                  ----------

Income Before Taxes                                   21,731         9.7%         12,608         6.1%

   Provision for Income Taxes                          7,423         3.3%          3,532         1.7%
                                                  ----------                  ----------
Income from Continuing Operations                 $   14,308         6.4%     $    9,076         4.4%

DISCONTINUED OPERATIONS

(Loss)/Income From Discontinued Operations              (742)                      1,460

Income Tax Provision                                      --                         126
                                                  ----------                  ----------
(Loss)/Income From Discontinued Operations              (742)                      1,334
                                                  ----------                  ----------
Net Income                                        $   13,566                  $   10,410
                                                  ==========                  ==========

Basic Earnings per Share
   Income From Continuing Operations              $     0.55                  $     0.35
   (Loss)/Income From Discontinued Operations     $    (0.03)                 $     0.05
                                                  ----------                  ----------
   Net Income                                     $     0.52                  $     0.40

Diluted Earnings per Share
   Income From Continuing Operations              $     0.54                  $     0.35
   (Loss)/Income From Discontinued Operations     $    (0.03)                 $     0.05
                                                  ----------                  ----------
   Net Income                                     $     0.51                  $     0.40



Cambrex Corporation One Meadowlands Plaza East Rutherford, NJ 07073 Phone 201.804.3000 Fax 201.804.9852 www.cambrex.com

(CAMBREX LOGO)


                               CAMBREX CORPORATION
                           Consolidated Balance Sheet
                   As of June 30, 2004 and December 31, 2003
                                 (in thousands)


Current Assets                                              2004         2003
--------------                                            --------     --------
Cash and Cash Equivalents                                 $ 76,137     $ 64,294
Trade Receivables, net                                      57,167       58,324
Inventories, net                                            84,519       82,013
Deferred Tax Asset                                           8,757        8,757
Other Current Assets                                        21,653       16,294
                                                          --------     --------
 Total Current Assets                                      248,233      229,682

Property, Plant and Equipment, Net                         262,100      269,147
Goodwill and Other Intangibles                             270,289      272,133
Other Assets                                                 6,717        7,541
                                                          --------     --------
 Total Assets                                             $787,339     $778,503
                                                          ========     ========

Current Liabilities

Trade Accounts Payable                                    $ 27,869     $ 35,326
Accrued Liabilities                                         56,658       54,522
Short-term Debt and Current Portion of Long-term Debt        1,811        1,376
                                                          --------     --------
 Total Current Liabilities                                  86,338       91,224

Long-term Debt                                             220,970      212,369
Deferred Tax Liabilities                                    28,998       29,196
Other Liabilities                                           46,993       49,084
                                                          --------     --------
 Total Liabilities                                        $383,299     $381,873

 Stockholders' Equity                                     $404,040     $396,630
                                                          --------     --------
 Total Liabilities and Stockholders'                      $787,339     $778,503
                                                          --------     --------



                                       ###



Cambrex Corporation One Meadowlands Plaza East Rutherford, NJ 07073 Phone 201.804.3000 Fax 201.804.9852 www.cambrex.com